Exhibit 21.1

CBIZ, Inc.
Subsidiary Companies

Subsidiary Company Name	Jurisdiction of Formation
1099-Prep LLC	NY
AskMarcum ai LLC	NY
Associated Insurance Agents, Inc.	MN
CBIZ Accounting, Tax & Advisory of Atlanta, LLC	DE
CBIZ Accounting, Tax & Advisory of Chicago, LLC	DE
CBIZ Accounting, Tax & Advisory of Colorado, LLC	DE
CBIZ Accounting, Tax & Advisory of Kansas City, LLC	OH
CBIZ Accounting, Tax & Advisory of Maryland, LLC	DE
CBIZ Accounting, Tax & Advisory of Memphis, LLC	DE
CBIZ Accounting, Tax & Advisory of Minnesota, LLC	DE
CBIZ Accounting, Tax & Advisory of New England, LLC	DE
CBIZ Accounting, Tax & Advisory of New York, LLC	DE
CBIZ Accounting, Tax & Advisory of Northern California, LLC	DE
CBIZ Accounting, Tax & Advisory of Ohio, LLC	DE
CBIZ Accounting, Tax & Advisory of Orange County, LLC	DE
CBIZ Accounting, Tax & Advisory of Phoenix, LLC	DE
CBIZ Accounting, Tax & Advisory of Southwest Florida, LLC	DE
CBIZ Accounting, Tax & Advisory of St. Louis, LLC	DE
CBIZ Accounting, Tax & Advisory of Topeka, LLC	DE
CBIZ Accounting, Tax & Advisory of Utah, LLC	DE
CBIZ Accounting, Tax & Advisory of Washington, LLC	DE
CBIZ Accounting, Tax & Advisory of Wichita, LLC	DE
CBIZ Accounting, Tax & Advisory, LLC	DE
CBIZ Advisors Golden State, LLC	DE
CBIZ Advisors Indiana, LLC	DE
CBIZ Advisors Northern California, LLC	DE
CBIZ Advisors of Florida, LLC	DE
CBIZ Advisors, LLC	DE
CBIZ Advisory, LLC	DE
CBIZ APG, LLC	DE
CBIZ ARC Consulting, LLC	DE
CBIZ Beatty Satchell, LLC	DE
CBIZ Benefits & Insurance Services, Inc.	MO
CBIZ BPO India, LLC	DE
CBIZ Business Advisors India Private Limited	Mumbai, INDIA
CBIZ Campus One Cell, LLC	VT
CBIZ CC, LLC	VT
CBIZ CMF Business Solutions Canada, Inc.	British Columbia, CAN
CBIZ Corporate Recovery & Litigation Services, LLC	OH
CBIZ Credit Risk Advisory Services, LLC	DE
CBIZ East, Inc.	OH
CBIZ Financial Solutions, Inc.	MD
CBIZ Forensic Consulting Group, LLC	DE
CBIZ Gibraltar Real Estate Services, LLC	DE
CBIZ Insurance Services, Inc.	MD
CBIZ Investment Advisory Services, LLC	DE

Exhibit 21.1

CBIZ Life Insurance Solutions, Inc.	OH
CBIZ M&S Consulting Services, LLC	DE
CBIZ MAG LLC	DE
CBIZ Marks Paneth, LLC	DE
CBIZ National Tax Office, LLC	DE
CBIZ Network Solutions Canada, Inc.	Ontario, CAN
CBIZ Network Solutions, LLC	DE
CBIZ Operations, Inc.	OH
CBIZ Optumas, LLC	AZ
CBIZ Private Equity Advisory, LLC	DE
CBIZ Retirement Consulting, LLC	OH
CBIZ Risk & Advisory Services, LLC	TX
CBIZ Security & Advisory Services, LLC	DE
CBIZ Service Corp.	OH
CBIZ Somerset RES, LLC	DE
CBIZ Tax & Advisory of Nebraska, Inc.	OH
CBIZ Tax Operations, LLC	DE
CBIZ Technologies, LLC	DE
CBIZ Technology Advisory, LLC	DE
CBIZ Valuation Group, LLC	DE
CBIZ West, Inc.	DE
FLLP Newco LLC	DE
Gallery Advisors, LLC	DE
Intelligent Prism LLC	NY
Marcum Canada Services Inc.	Ontario, CAN
Marcum JV Partner LLC	NY
Marcum Labs LLC	NY
Marcum Philippines LLC	NY
Marcum RAS, LLC	OH
Marcum Search LLC	NY
Marcum Staffing LLC	NY
Marcum Taxedge LLC	NY
Marcum Technology LLC	NY
MarcumDVP Inc. (51% Marcum Philippines LLC / 48.96% D&V Outsourcing Inc. / 0.04% Others)
MHM Retirement Plan Solutions, LLC	DE
OneCBIZ, Inc.	DE
Robbins Marcum JV, LLC (50% Marcum JV / 50% GAA LLC)	DE
Rockside Insurance Company, Inc.	VT
Summit Retirement Plan Services, Inc.	OH
Weekes & Calloway, Inc.	FL